FOR IMMEDIATE RELEASE

Workiva Announces Second Quarter 2018 Financial Results
Q2 Total Revenue of $59.1 million, Up 19.7% from Q2 2017
Q2 Subscription and Support Revenue of $48.8 million, Up 19.2% from Q2 2017
AMES, Iowa - August 7, 2018 -- Workiva Inc. (NYSE: WK), a leader in data collaboration, reporting and compliance solutions, today announced financial results for its second quarter ended June 30, 2018.

“We posted strong results in the second quarter of 2018, highlighted by an increase of 19.7% in total revenue over the same quarter last year, with subscription and support revenue up 19.2% and professional services revenue up 22.4%,” said Marty Vanderploeg, President and Chief Executive Officer of Workiva. “We outperformed our guidance for quarterly revenue, operating loss and loss per share.”

“Because of the investments we have been making in our Wdesk platform and distribution organization, I believe we have never been in a better position to grow,” said Vanderploeg. “I am proud of our progress, and I’m excited about our future.”

“Workiva is committed to pursing profitable growth,” said Vanderploeg. “We will continue to enhance our Wdesk platform, add new customers and partners and expand Wdesk across our customers’ organizations.”
Second Quarter 2018 Financial Highlights

•
Revenue: Total revenue for the second quarter of 2018 reached $59.1 million, an increase of 19.7% from $49.4 million in the second quarter of 2017. Subscription and support revenue contributed $48.8 million, up 19.2% versus the second quarter of 2017. Professional services revenue was $10.3 million, an increase of 22.4% compared to the same quarter in the prior year.

•
Gross Profit: GAAP gross profit for the second quarter of 2018 was $42.8 million compared with $35.1 million in the same quarter of 2017. GAAP gross margin was 72.4% versus 71.1% in the second quarter of 2017. Non-GAAP gross profit for the second quarter of 2018 was $43.2 million, an increase of 22.1% compared with the prior year's second quarter, and non-GAAP gross margin was 73.1% compared to 71.6% in the second quarter of 2017.

•
Loss from Operations: GAAP loss from operations for the second quarter of 2018 was $21.8 million compared with a loss of $9.9 million in the prior year's second quarter. Non-GAAP loss from operations was $5.4 million, compared with non-GAAP loss from operations of $5.5 million in the second quarter of 2017. Adoption of ASC 606 caused loss from operations to be $1.9 million less for the second quarter of 2018 than what would have been recognized under the legacy standard. Included in GAAP loss from operations is a $9.5 million severance expense pursuant to a separation agreement with our former CEO.

•
Net Loss: GAAP net loss for the second quarter of 2018 was $21.8 million compared with a net loss of $10.2 million for the prior year's second quarter. GAAP net loss per basic and diluted share was $0.50 compared with a net loss per basic and diluted share of $0.25 in the second quarter of 2017. Included in GAAP net loss is a $9.5 million severance expense, or $0.22 per basic and diluted share, pursuant to a separation agreement with our former CEO.

•
Non-GAAP net loss for the second quarter of 2018 was $5.4 million compared with a net loss of $5.8 million in the prior year's second quarter. Non-GAAP net loss per basic and diluted share was $0.12 compared with a net loss per basic and diluted share of $0.14 in the second quarter of 2017.

Key Metrics

•	Customers: Workiva had 3,222 customers as of June 30, 2018, a net increase of 314 customers from June 30, 2017. Customers include more than 75 percent of Fortune 500® companies.

•
Revenue Retention Rate: As of June 30, 2018, Workiva's revenue retention rate (excluding add-on revenue) was 95.6%, and the revenue retention rate including add-on revenue was 106.9%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers. Revenue retention rates are calculated using the legacy accounting standard ASC 605. Revenue retention rates will be calculated using ASC 606 when comparable data becomes available.

•
Large Contracts: As of June 30, 2018, Workiva had 366 customers with an annual contract value (ACV) of more than $100,000, up 33.1% from 275 customers at June 30, 2017. Workiva had 161 customers with an ACV of more than $150,000, up 33.1% from 121 customers in the second quarter of last year.

Financial Outlook
As of August 7, 2018, Workiva is providing guidance for its third quarter 2018 and full year 2018 as follows:
Third Quarter 2018 Guidance:

•	Total revenue is expected to be in the range of $59.5 million to $60.0 million.

•	GAAP loss from operations is expected to be in the range of $15.5 million to $16.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $8.9 million to $9.4 million.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.36 to $0.37.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.21 to $0.22.

•	Net loss per basic and diluted share is based on 43.8 million weighted-average shares outstanding.
Full Year 2018 Guidance:

•	Total revenue is expected to be in the range of $240.0 million to $241.0 million.

•	GAAP loss from operations is expected to be in the range of $57.9 million to $58.9 million.

•	Non-GAAP loss from operations is expected to be in the range of $22.5 million to $23.5 million.

•	GAAP net loss per basic and diluted share is expected to be in the range of $1.34 to $1.36.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.53 to $0.55.

•	Net loss per basic and diluted share is based on 43.5 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the second quarter 2018, in addition to discussing the Company’s outlook for the third quarter and full year 2018. To access this call, dial 866-393-4306 (domestic) or 734-385-2616 (international). The conference ID is 9298157. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through August 14, 2018 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 9298157. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.
About Workiva
Workiva delivers Wdesk, a leading enterprise cloud platform for data collaboration, reporting and compliance that is used by thousands of organizations worldwide, including over 75 percent of the Fortune 500®. Companies of all sizes, state and local governments and educational institutions use Wdesk to help mitigate risk, improve productivity and gain confidence in their data-driven decisions. For more information about Workiva (NYSE:WK), please visit workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and CEO separation expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense and CEO separation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, and CEO separation expense from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Because of the non-recurring nature of CEO separation expense, Workiva believes this expense is not representative of ongoing operating costs. Workiva’s management excludes CEO separation expense when evaluating its ongoing performance and/or predicting its operating trends and believes that its investors should have access to the same set of tools that we use in analyzing results. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue
Subscription and support	$48,837	$40,980	$95,307	$80,520
Professional services	10,293	8,411	23,729	20,775
Total revenue	59,130	49,391	119,036	101,295
Cost of revenue
Subscription and support (1)	8,637	7,758	17,439	15,395
Professional services (1)	7,659	6,528	15,368	13,109
Total cost of revenue	16,296	14,286	32,807	28,504
Gross profit	42,834	35,105	86,229	72,791
Operating expenses
Research and development (1)	20,718	16,239	40,845	31,775
Sales and marketing (1)	22,252	19,787	43,258	38,500
General and administrative (1)	21,654	8,943	33,422	18,364
Total operating expenses	64,624	44,969	117,525	88,639
Loss from operations	(21,790)	(9,864)	(31,296)	(15,848)
Interest expense	(449)	(475)	(899)	(930)
Other income, net	492	176	835	788
Loss before provision for income taxes	(21,747)	(10,163)	(31,360)	(15,990)
Provision for income taxes	21	33	26	42
Net loss	$(21,768)	$(10,196)	$(31,386)	$(16,032)
Net loss per common share:
Basic and diluted	$(0.50)	$(0.25)	$(0.73)	$(0.39)
Weighted-average common shares outstanding - basic and diluted	43,234,655	41,429,691	43,048,110	41,270,038

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Cost of revenue
Subscription and support	$228	$178	$399	$318
Professional services	146	100	296	200
Operating expenses
Research and development	1,495	472	2,516	965
Sales and marketing	1,440	694	2,553	1,353
General and administrative	7,156	2,953	10,606	5,700

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$57,495	$60,333
Marketable securities	23,216	16,364
Accounts receivable, net	39,088	28,800
Deferred commissions	4,844	2,376
Other receivables	801	975
Prepaid expenses	8,229	6,444
Total current assets	133,673	115,292
Property and equipment, net	39,338	40,444
Deferred commissions, non-current	6,462	—
Intangible assets, net	1,196	1,118
Other assets	1,025	861
Total assets	$181,694	$157,715
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$4,688	$3,060
Accrued expenses and other current liabilities	30,979	20,212
Deferred revenue	118,490	104,684
Deferred government grant obligation	42	217
Current portion of capital lease and financing obligations	1,160	1,168
Total current liabilities	155,359	129,341
Deferred revenue, non-current	21,835	22,709
Deferred government grant obligation	267	278
Other long-term liabilities	4,056	3,896
Capital lease and financing obligations	17,841	18,425
Total liabilities	199,358	174,649
Stockholders’ deficit
Common stock	43	42
Additional paid-in-capital	270,560	248,289
Accumulated deficit	(288,342)	(265,337)
Accumulated other comprehensive income	75	72
Total stockholders’ deficit	(17,664)	(16,934)
Total liabilities and stockholders’ deficit	$181,694	$157,715

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(21,768)	$(10,196)	$(31,386)	$(16,032)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	876	867	1,748	1,758
Stock-based compensation expense	10,465	4,397	16,370	8,536
Provision for doubtful accounts	139	146	183	432
(Accretion) amortization of premiums and discounts on marketable securities, net	(15)	28	3	59
Recognition of deferred government grant obligation	(100)	(198)	(208)	(736)
Changes in assets and liabilities:
Accounts receivable	(236)	(3,228)	6,306	(542)
Deferred commissions	(2,020)	(149)	(3,669)	(151)
Other receivables	148	(865)	175	(25)
Prepaid expenses	(2,020)	(2,830)	(1,789)	(2,026)
Other assets	(110)	36	(168)	13
Accounts payable	(1,294)	(678)	1,383	339
Deferred revenue	8,747	14,398	6,402	18,494
Accrued expenses and other liabilities	4,642	2,254	3,887	(3,557)
Net cash (used in) provided by operating activities	(2,546)	3,982	(763)	6,562
Cash flows from investing activities
Purchase of property and equipment	(210)	(26)	(219)	(147)
Purchase of marketable securities	(11,283)	(2,259)	(11,283)	(6,350)
Maturities of marketable securities	3,900	1,850	4,400	4,851
Purchase of intangible assets	(64)	(58)	(128)	(89)
Net cash used in investing activities	(7,657)	(493)	(7,230)	(1,735)
Cash flows from financing activities
Proceeds from option exercises	3,318	4,709	6,393	5,515
Taxes paid related to net share settlements of stock-based compensation awards	(519)	—	(1,861)	(936)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	1,370	—
Repayment of other long-term debt	—	(20)	—	(20)
Principal payments on capital lease and financing obligations	(294)	(490)	(592)	(787)
Proceeds from government grants	22	22	22	22
Payments of issuance costs on line of credit	—	(10)	—	(10)
Net cash provided by financing activities	2,527	4,211	5,332	3,784
Effect of foreign exchange rates on cash	(85)	82	(177)	94
Net (decrease) increase in cash and cash equivalents	(7,761)	7,782	(2,838)	8,705
Cash and cash equivalents at beginning of period	65,256	52,204	60,333	51,281
Cash and cash equivalents at end of period	$57,495	$59,986	$57,495	$59,986

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Gross profit, subscription and support	$40,200	$33,222	$77,868	$65,125
Add back: Stock-based compensation	228	178	399	318
Gross profit, subscription and support, non-GAAP	$40,428	$33,400	$78,267	$65,443
As a percentage of subscription and support revenue, non-GAAP	82.8%	81.5%	82.1%	81.3%

Gross profit, professional services	$2,634	$1,883	$8,361	$7,666
Add back: Stock-based compensation	146	100	296	200
Gross profit, professional services, non-GAAP	$2,780	$1,983	$8,657	$7,866
As a percentage of professional services revenue, non-GAAP	27.0%	23.6%	36.5%	37.9%

Gross profit	$42,834	$35,105	$86,229	$72,791
Add back: Stock-based compensation	374	278	695	518
Gross profit, non-GAAP	$43,208	$35,383	$86,924	$73,309
As percentage of revenue, non-GAAP	73.1%	71.6%	73.0%	72.4%

Research and development	$20,718	$16,239	$40,845	$31,775
Less: Stock-based compensation	1,495	472	2,516	965
Research and development, non-GAAP	$19,223	$15,767	$38,329	$30,810
As percentage of revenue, non-GAAP	32.5%	31.9%	32.2%	30.4%

Sales and marketing	$22,252	$19,787	$43,258	$38,500
Less: Stock-based compensation	1,440	694	2,553	1,353
Sales and marketing, non-GAAP	$20,812	$19,093	$40,705	$37,147
As percentage of revenue, non-GAAP	35.2%	38.7%	34.2%	36.7%

General and administrative	$21,654	$8,943	$33,422	$18,364
Less: Stock-based compensation	3,535	2,953	6,985	5,700
Less: CEO separation expense(1)	9,527	—	9,527	—
General and administrative, non-GAAP	$8,592	$5,990	$16,910	$12,664
As percentage of revenue, non-GAAP	14.5%	12.1%	14.2%	12.5%

Loss from operations	$(21,790)	$(9,864)	$(31,296)	$(15,848)
Add back: Stock-based compensation	6,844	4,397	12,749	8,536
Add back: CEO separation expense(1)	9,527	—	9,527	—
Loss from operations, non-GAAP	$(5,419)	$(5,467)	$(9,020)	$(7,312)
As percentage of revenue, non-GAAP	(9.2)%	(11.1)%	(7.6)%	(7.2)%

Net loss	$(21,768)	$(10,196)	$(31,386)	$(16,032)
Add back: Stock-based compensation	6,844	4,397	12,749	8,536
Add back: CEO separation expense(1)	9,527	—	9,527	—
Net loss, non-GAAP	$(5,397)	$(5,799)	$(9,110)	$(7,496)
As percentage of revenue, non-GAAP	(9.1)%	(11.7)%	(7.7)%	(7.4)%

Net loss per basic and diluted share:	$(0.50)	$(0.25)	$(0.73)	$(0.39)
Add back: Stock-based compensation	0.16	0.11	0.30	0.21
Add back: CEO separation expense(1)	0.22	—	0.22	—
Net loss per basic and diluted share, non-GAAP	$(0.12)	$(0.14)	$(0.21)	$(0.18)
Weighted-average common shares outstanding - basic and diluted, non-GAAP	43,234,655	41,429,691	43,048,110	41,270,038

(1) CEO separation expense in the three and six months ended June 30, 2018 includes stock-based compensation of $3.6 million related to the acceleration of eligible stock awards and separation payment expense of $5.9 million pursuant to the former CEO’s employment agreement. Included as separation payment expense are cash payments made in excess of the related bonus accrual recorded through the date of separation.

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending September 30, 2018			Year ending December 31, 2018

Loss from operations, GAAP range	$(15,500)	-	$(16,000)	$(57,900)	-	$(58,900)
Add back: Stock-based compensation	6,600		6,600	25,873		25,873
Add back: CEO separation expense(1)	—		—	9,527		9,527
Loss from operations, non-GAAP range	$(8,900)	-	$(9,400)	$(22,500)	-	$(23,500)

Net loss per share, GAAP range	$(0.36)	-	$(0.37)	$(1.34)	-	$(1.36)
Add back: Stock-based compensation	0.15		0.15	0.59		0.59
Add back: CEO separation expense(1)	—		—	0.22		0.22
Net loss per share, non-GAAP range	$(0.21)	-	$(0.22)	$(0.53)	-	$(0.55)

Weighted-average common shares outstanding - basic and diluted	43,800,000		43,800,000	43,500,000		43,500,000

(1) CEO separation expense in the year ending December 31, 2018 includes stock-based compensation of $3.6 million related to the acceleration of eligible stock awards and separation payments of $5.9 million pursuant to the former CEO’s employment agreement. Included as separation payment expense are cash payments made in excess of the related bonus accrual recorded through the date of separation.